UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2011 (March 23, 2011)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices and zip code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 23, 2011, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a Sixth Amendment to Credit and Security Agreements and Waiver of Default (the “Sixth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Sixth Amendment allows the Company to form one wholly-owned subsidiary in each of Singapore and the United Kingdom provided that the amount of cash and cash equivalents that may be held by, and the amount of cash, cash equivalents and other assets that may be invested in, each such subsidiary is within certain agreed upon limits.  The Sixth Amendment also provides that, if requested by Wells Fargo, the Company shall promptly grant to Wells Fargo a security interest in 65% of the equity interests of each subsidiary to secure indebtedness under the Credit and Security Agreements.  Included in the Sixth Amendment is a waiver of a default of Section 5.6 of the Credit and Security Agreements as a result of the Company’s prior formation of a subsidiary in Singapore.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10	Sixth Amendment to Credit and Security Agreements and Waiver of Default, dated as of March 23, 2010, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: March 25, 2011	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Sixth Amendment to Credit and Security Agreements and Waiver of Default, dated as of March 23, 2011, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.